UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2018
___________

HIGHLANDS BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-27622 (Commission File Number)	54-1796693 (IRS Employer Identification No.)

Post Office Box 1128 Abingdon, Virginia (Address of principal executive offices)	24212-1128 (Zip Code)

Registrant’s telephone number, including area code:  (276) 628-9181

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                Submission of Matters to a Vote of Security Holders.

Highlands Bankshares, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 15, 2018 (the “Annual Meeting”). At the Annual Meeting, the shareholders of the Company elected eight directors to serve for one-year terms, ratified the Company’s appointment of Brown, Edwards & Company, LLP as the Company’s independent auditors for 2018, approved the non-binding resolution to endorse the Company’s executive compensation program, and approved the Company’s 2018 Restricted Stock Plan. The voting results for each proposal are as follows:

1.    To elect eight directors to serve for terms of one year each, expiring at the 2019 annual meeting of shareholders:

	For	Withheld	Broker Non-Vote
E. Sutton Bacon	3,455,277	359,447	1,406,876
E. Craig Kendrick	3,497,642	317,081	1,406,876
Jon C. Lundberg	3,106,067	708,657	1,406,876
Charles D. Meade, III	3,488,071	326,652	1,406,876
Robert W. Moser, Jr.	3,484,708	330,016	1,406,876
Charles P. Olinger	3,497,242	317,481	1,406,876
Edward M. Rosinus	3,454,402	360,322	1,406,876
Timothy K. Schools	3,355,116	459,607	1,406,876

2.     To ratify the appointment of Brown, Edwards & Company, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018.

For	Against	Abstain
4,922,539	272,009	27,051

3.     Advisory approval of the Company’s executive compensation (“Say on Pay”).

For	Against	Abstain	Broker Non-Vote
3,167,078	143,770	503,876	1,406,876

4.    To approve the 2018 Restricted Stock Plan.

For	Against	Abstain	Broker Non-Vote
2,717,971	420,975	675,777	1,406,876

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLANDS BANKSHARES, INC.
(Registrant)

Date: May 17, 2018	By:	/s/John H. Gray
John H. Gray
Chief Financial Officer